Exhibit 99.01

Glu Reports Second Quarter 2017 Financial Results

  Revenue grows 42% year over year to $68.7 million
  Bookings of $82.5 million exceed high end of guidance; increases 62% year over year
  Design Home peaks at #17 top grossing game on U.S. App Store for iPhone
  Company raises 2017 full year bookings guidance to a range of $307 million to $312 million

SAN FRANCISCO--(BUSINESS WIRE)--August 1, 2017--Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of free-to-play mobile games, today announced financial results for its second quarter ended June 30, 2017. In addition, the company provided its initial outlook for its financial performance in the third quarter and raised its outlook for the full year 2017.

Nick Earl, Chief Executive Officer, stated, “We had a better than expected quarter and a strong first half that reflects great execution on our strategy to position Glu for sustainable and profitable growth. The significant quarterly bookings increase was driven by Design Home, which is emerging as a leading growth game for the company, as well as MLB Tap Sports Baseball 2017 and Covet Fashion. We are also seeing improved performance trends in a number of other key evergreen titles."

“Momentum continues to build heading into the second half of the year,” added Earl. “Our game development remains strong as we continue to concentrate on rapid prototyping and an efficient greenlight process that is designed to produce potential hits, while also remaining focused on disciplined growth to improve the bottom line and drive shareholder value.”

Second Quarter 2017 Financial Highlights:

	Three Months Ended
	June 30,
$ in thousands, except per share data	2017	2016

Revenue	$68,679	$48,363
Bookings	$82,542	$50,938
Gross margin	59%	57%
Net loss	($23,568)	($17,949)
Net loss per share – basic and diluted	($0.17)	($0.14)
Weighted-average common shares outstanding – basic and diluted	135,065	131,198
Cash and cash equivalents	$68,113	$158,037
Cash (used in) / generated from operations	($3,394)	$1,980
Cash paid for royalty advances that are included in cash used in operations	($2,850)	($1,140)

Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer, said, “The investments that we made in user acquisition, particularly in Design Home, helped drive significant incremental downloads and positions us well to realize long term favorable ROI. The outperformance in the second quarter had a significant contribution margin flow through which drove improved bottom line results. Our third quarter and full year guidance reflects the strong quarter and our optimism and confidence in our current portfolio."

Recent Developments and Strategic Initiatives:

  Announced Partnership with WWE® to Develop a Mobile Game: In June 2017, Glu announced that it had entered into a multi-year agreement with WWE to develop a mobile game featuring WWE Superstars, logos and marks. The project will utilize the names and likenesses of many of the organization’s most popular legends including The Undertaker, Stone Cold Steve Austin, The Rock and Triple H, as well as a current roster of fan-favorites such as John Cena, Roman Reigns and Brock Lesnar.
  Major Update and Expansion of Partnership with Gordon Ramsay: In May 2017, the company entered into a multi-year extension of its partnership with award-winning chef, Gordon Ramsay. In connection with this extension, Glu launched a major update to its mobile game featuring Chef Ramsay and rebranded the title Restaurant DASH with Gordon Ramsay.

Financial Outlook as of August 1, 2017:

Glu is providing its financial outlook for the third quarter of 2017 and updating guidance for the full year 2017 as follows:

Third Quarter 2017 Guidance:

In millions	Low	High
Bookings	$78.0	$80.0
Platform commissions, excluding any impact of deferred platform commissions	$20.1	$20.7
Royalties, excluding any impact of deferred royalties	$5.9	$6.0
Hosting and other costs	$2.4	$2.4
Adjusted operating expenses	$55.3	$55.6
Depreciation	$0.7	$0.7
Income tax	$0.2	$0.2
Stock-based compensation	$3.5	$3.5
Transitional costs	$0.0	$0.0
Restructuring costs	$0.0	$0.0
Amortization of intangible assets	$2.4	$2.4
Weighted-average common shares outstanding – basic and diluted	135.6	135.6

Full Year 2017 Guidance:

In millions	Low	High
Bookings	$307.0	$312.0
Platform commissions, excluding any impact of deferred platform commissions	$79.0	$80.3
Royalties, excluding any impact of deferred platform royalties	$23.8	$24.1
Hosting and other costs	$8.7	$8.9
Adjusted operating expenses	$211.2	$212.4
Depreciation	$3.2	$3.2
Income tax	$0.2	$0.2
Stock-based compensation	$14.5	$14.5
Transitional costs	$3.5	$3.5
Restructuring costs	$4.6	$4.6
Amortization of intangible assets	$10.3	$10.3
Weighted-average common shares outstanding – basic and diluted	135.4	135.4
Cash and short-term investments	At least $60.0

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP. Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

Quarterly Conference Call Information:

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (866) 582-8907 (domestic), or (760) 298-5046 (international), with conference ID #57814472 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, August 1, 2017, and 8:59 p.m. Pacific Time, August 8, 2017, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 57814472.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Impairment and amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges; and
  Transitional costs.

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Financial Outlook as of August 1, 2017” (“Third Quarter 2017 Guidance” and “Full Year 2017 Guidance”), and the statements that Design Home is emerging as a leading growth game for the company; we are seeing improved performance trends in a number of other key evergreen titles; momentum continues to build heading into the second half of the year; that our game development activity remains strong as we continue to concentrate on an efficient and productive prototyping and greenlight process that is designed to produce potential hits while also remaining focused on disciplined growth to improve the bottom line and drive shareholder value; the investments that we made in user acquisition, particularly in Design Home, positions us well to realize long term favorable ROI; our third quarter and full year guidance reflects our optimism and confidence in our current portfolio; that we expect to launch a title in partnership with the WWE; and that our project with the WWE will utilize the names and likenesses of many of the organization’s most popular legends including The Undertaker, Stone Cold Steve Austin, The Rock and Triple H, as well as current roster of fan-favorites such as John Cena, Roman Reigns and Brock Lesnar. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will be unable build successful growth titles that provide predictable bookings and year over year growth; the risk that we do not realize a sufficient return on our strategic investment in user acquisition for Design Home and our other titles, the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on May 8, 2017 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play mobile games. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, COOKING DASH, COVET FASHION, DEER HUNTER, DESIGN HOME, QUIZUP, and RACING RIVALS, and branded IP games including RESTAURANT DASH WITH GORDON RAMSAY, KENDALL & KYLIE, MLB TAP SPORTS BASEBALL 2017 and KIM KARDASHIAN: HOLLYWOOD on the App Store, Google Play and Amazon Appstore. Founded in 2001, Glu is headquartered in San Francisco with U.S. offices in Burlingame, San Mateo and Long Beach, and international locations in Canada, India, Japan, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com.

For live updates, please follow Glu via Twitter at www.twitter.com/glumobile and on Instagram at www.instagram.com/glumobile, or become a Glu fan at www.facebook.com/glumobile.

CONTRACT KILLER, COOKING DASH, COVET FASHION, DEER HUNTER, QUIZUP, RACING RIVALS, TAP SPORTS, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Revenue	$68,679	$48,363	$125,467	$102,892

Cost of revenue:
Platform commissions, royalties and other	24,761	18,639	45,621	39,002
Impairment of prepaid royalties and minimum guarantees	-	-	792	-
Impairment and amortization of intangible assets	3,171	2,336	6,433	4,660
Total cost of revenue	27,932	20,975	52,846	43,662
Gross profit	40,747	27,388	72,621	59,230

Operating expenses:
Research and development	23,989	20,721	49,022	41,033
Sales and marketing	30,952	10,935	48,240	23,559
General and administrative	8,678	7,096	17,175	15,081
Restructuring charge	926	2,116	4,638	2,221
Total operating expenses	64,545	40,868	119,075	81,894

Loss from operations	(23,798)	(13,480)	(46,454)	(22,664)

Interest and other expense, net:
Interest income	13	25	20	45
Other income/(expense)	40	(4,478)	(89)	(4,030)
Interest and other income/(expense), net	53	(4,453)	(69)	(3,985)

Loss before income taxes	(23,745)	(17,933)	(46,523)	(26,649)
Income tax benefit/(provision)	177	(16)	189	151
Net loss	$(23,568)	$(17,949)	$(46,334)	$(26,498)

Net loss per common share - basic and diluted	$(0.17)	$(0.14)	$(0.34)	$(0.20)

Weighted average common shares outstanding - basic and diluted	135,065	131,198	134,700	130,185

Stock-based compensation expense included in:
Research and development	$1,558	$837	$2,999	$2,031
Sales and marketing	178	191	540	483
General and administrative	1,787	1,933	3,525	3,992
Total stock-based compensation expense	$3,523	$2,961	$7,064	$6,506

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$68,113	$102,102
Accounts receivable, net	32,211	21,477
Prepaid royalties	8,699	12,465
Restricted Cash	752	-
Prepaid expenses and other current assets	28,542	18,986
Total current assets	138,317	155,030

Property and equipment, net	4,414	5,640
Restricted cash	-	1,312
Long-term prepaid royalties	35,056	31,288
Other long-term assets	5,949	3,506
Intangible assets, net	19,463	25,896
Goodwill	116,863	116,832
Total assets	$320,062	$339,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$18,496	$16,298
Accrued liabilities	1,489	1,788
Accrued compensation	15,074	12,495
Accrued royalties	10,214	8,623
Accrued restructuring	713	271
Deferred revenue	69,859	44,865
Total current liabilities	115,845	84,340
Long-term accrued royalties	10,101	20,836
Other long-term liabilities	1,055	1,514
Total liabilities	127,001	106,690

Common stock	13	13
Additional paid-in capital	577,711	571,243
Accumulated other comprehensive income	210	246
Accumulated deficit	(384,873)	(338,688)
Stockholders' equity	193,061	232,814
Total liabilities and stockholders' equity	$320,062	$339,504

Glu Mobile Inc.
Supplemental Financial Information
(in thousands)
(unaudited)
	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2016	2016	2016	2016	2017	2017

GAAP gross profit/(loss)	$31,841	$27,388	$(4,693)	$25,907	$31,874	$40,747
Impairment and amortization of intangible assets in cost of revenue	2,324	2,336	7,320	2,811	3,262	3,171
Non-cash warrant benefit/(expense)	9	(32)	(6)	(26)	62	-
Change in deferred revenue	(530)	2,575	(102)	11,464	12,248	13,863
Change in deferred platform commissions	(278)	(588)	96	(3,126)	(3,479)	(3,583)
Change in deferred royalties	(398)	240	(294)	(200)	145	(1,032)

GAAP operating expense	$41,026	$40,868	$37,252	$43,287	$54,528	$64,545
Stock-based compensation	(3,545)	(2,961)	(3,090)	(3,667)	(3,541)	(3,523)
Transitional costs	-	-	-	(802)	(1,582)	(1,924)
Restructuring charge	(106)	(2,116)	(57)	-	(3,712)	(926)

GAAP research and development expense	$20,312	$20,721	$20,080	$20,766	$25,032	$23,989
Transitional costs	-	-	-	(83)	(1,115)	(1,821)
Stock-based compensation	(1,194)	(837)	(1,135)	(1,401)	(1,441)	(1,558)

GAAP sales and marketing expense	$12,624	$10,935	$10,104	$14,387	$17,287	$30,952
Transitional costs	-	-	-	(39)	(53)	53
Stock-based compensation	(292)	(191)	(263)	(344)	(362)	(178)

GAAP general & administrative expense	$7,984	$7,096	$7,011	$8,134	$8,497	$8,678
Transitional costs	-	-	-	(680)	(414)	(156)
Stock-based compensation	(2,059)	(1,933)	(1,692)	(1,922)	(1,738)	(1,787)

Other supplemental financial information
Depreciation	$656	$720	$768	$804	$790	$830
Foreign currency exchange (gain)/loss	(148)	(182)	1,035	294	129	(48)
Loss/(income) from change in fair value of strategic investments	(300)	4,660	630	(255)	-	-
Income tax provision/(benefit)	(166)	16	129	(280)	(12)	(177)
Interest and other (income)/expense	(21)	(25)	(12)	74	(7)	(13)

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Impairment and Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first and second quarters of 2017 and the first, second and third quarters of 2016 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the U.S. in the first and second quarters of 2017 and the second and third quarters of 2016. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu has incurred various costs related to the acquisition and integration of Crowdstar into Glu’s operations. Glu recorded these acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

CONTACT:
Investor Relations:
JM Strategic Communications Group
Bob Jones / Taylor Krafchik
646-776-0886
IR@glu.com